DURHAM JONES & PINEGAR, P.C.
                          111 East Broadway, Suite 900
                           Salt Lake City, Utah 84111

                                 August 12, 2002


Medizone International, Inc.
144 Buena Vista
P.O. Box 742
Stinson Beach, California  94970

     Re: Registration Statement on Form S-8 of Medizone International, Inc.
         (the "Registration Statement")

Dear Sirs:

     We have acted as counsel for Medizone International, Inc., a Nevada corporation (the "Company"), in connection with the registration under the Securities Act of 1933, as amended (the "Act"), of an aggregate of up to 480,000 shares of the Company's Common Stock, par value $.0001 per share, which may be issued to directors, officers, employee or key consultants of the Company pursuant to the terms of written compensation agreements (the "Compensation Agreements"). The aggregate of 480,000 shares to be registered under the Act are referred to herein as the "Shares."

     In connection with the foregoing, we have examined originals or copies, certified or otherwise authenticated to our satisfaction, of such corporate records of the Company and other instruments and documents as we have deemed necessary as a basis for the opinion hereinafter expressed.

     Based upon the foregoing and in reliance thereon, it is our opinion that the Shares described in the above-referenced Registration Statement, when issued pursuant to the terms of the Registration Statement, and the Plan or Compensation Agreements, as applicable, will be validly issued, fully paid and non-assessable.

     We consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm in the Registration Statement and the prospectus to be delivered thereunder. In giving this consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

                                  Sincerely,

                                  DURHAM JONES & PINEGAR PC

                                  /s/ DURHAM JONES & PINEGAR PC